UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 2005

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                             RURAL/METRO CORPORATION
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             (Exact name of registrant as specified in its charter)


           DELAWARE                      0-22056                86-0746929
  ----------------------------       --------------         -------------------
  (State or other jurisdiction         (Commission           (IRS Employer
         of incorporation)             File Number)         Identification No.)


                            9221 East Via de Ventura
                               Scottsdale, Arizona
                                      85258
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                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (480) 606-3886


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Rural/Metro Corporation, a Delaware corporation (the "Company"), through its subsidiary Rural/Metro Operating Company, LLC, a Delaware limited liability company ("Opco"), entered into Amendment No. 1 (the "Amendment") to that certain Credit Agreement, dated as of March 4, 2005 (the "Credit Agreement"), among Opco; the Lenders thereto; Citibank, N.A., as letter of credit facility issuing bank; and Citicorp North America, Inc., as administrative agent. The Amendment is effective as of June 30, 2005, and modifies the definition of "Fixed Charges" under the Credit Agreement to exclude unscheduled principal payments. In addition, the Amendment increased the Company's permitted capital expenditures for fiscal 2005 from $12.25 million to $13.25 million.









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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        RURAL/METRO CORPORATION


Date:  August 10, 2005                  By: /s/ Michael S. Zarriello
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                                            Michael S. Zarriello
                                            Senior Vice President and Chief
                                            Financial Officer













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